

<ARTICLE> 5

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                          72,600
<SECURITIES>                                         0
<RECEIVABLES>                                  369,100
<ALLOWANCES>                                     5,100
<INVENTORY>                                    132,400
<CURRENT-ASSETS>                               831,400<F1>
<PP&E>                                       1,475,500
<DEPRECIATION>                                 824,100
<TOTAL-ASSETS>                               2,415,100<F1>
<CURRENT-LIABILITIES>                          830,200
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           800
<OTHER-SE>                                     307,700
<TOTAL-LIABILITY-AND-EQUITY>                 2,415,100
<SALES>                                        710,700<F2>
<TOTAL-REVENUES>                               731,900
<CGS>                                          433,800
<TOTAL-COSTS>                                  433,800
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              11,200<F3>
<INCOME-PRETAX>                                 61,200
<INCOME-TAX>                                    23,900
<INCOME-CONTINUING>                             37,300
<DISCONTINUED>                                 (2,600)<F4>
<EXTRAORDINARY>                               (35,200)<F5>
<CHANGES>                                            0
<NET-INCOME>                                     (500)
<EPS-PRIMARY>                                    (.01)
<EPS-DILUTED>                                    (.01)

<F1> Includes net assets of discontinued operations of $8,200.
<F2> Excludes sales of $431,200 of the Packaging Business, which was classified as a discontinued operation as of December 31, 1997.
<F3> Excludes interest expense allocated to Grace's discontinued operations of $13,300 ($8,700 after-tax).
<F4> Includes pretax operating income of the Packaging Business of $60,500
     ($39,900 after-tax), allocated interest expense of $13,300 ($8,700 after-tax), costs related to the Packaging Business transaction of $32,600 ($28,300 after-tax) and a related pension plan curtailment loss of $8,400 ($5,500 after-tax).
<F5> Reflects extraordinary loss on extinguishment of debt, net of tax.


